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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Chateau Communities, Inc. or CP Limited Partnership on Form S-8 (File Nos. 333-40166 and 333-28583) and Form S-3 (File Nos. 333-36323, 333-28703, 333-38898,
333-38898-01, 333-43981, 333-43981-01, 333-74399, and 333-38307) of our report dated February 14, 2001, on our audits of the consolidated financial statements and financial statement schedule of Chateau Communities, Inc. and CP Limited Partnership, respectively as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, which reports are included in the Annual Reports on Form 10-K, respectively.

PRICEWATERHOUSECOOPERS LLP


Denver, Colorado
March 26, 2001